Exhibit to be Filed by EDGAR


                                                            Exhibit A
                                                            Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2002
                           --------------------------
                                   (Unaudited)


Assets

Current Assets:
   Cash and temporary cash investments                      $ 13,326,486
   Accounts receivable:
     Contract                                                100,625,907
     Other                                                     1,019,463
   Other                                                      22,860,956
                                                             -----------

      Total current assets                                   137,832,812
                                                             -----------

Other Property & Investments:
   Nonutility plant, net                                      16,889,359
   Other investments                                           3,775,787
                                                             -----------

      Total Other Property & Investments                      20,665,146
                                                             -----------

Goodwill, net                                                 58,944,912
                                                             -----------

Deferred Debits and Other Assets                              10,448,000
                                                             -----------


      Total Assets                                          $227,890,870
                                                             ===========


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                                                            Exhibit A
                                                            Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2002
                           --------------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                            9,169,134
   Accrued income taxes                                        8,160,667
   Other                                                      49,946,257
                                                             -----------

      Total current liabilities                               67,276,058
                                                             -----------

Non-Current Liabilities:
   Deferred income taxes                                       5,809,000
   Other                                                         324,320
                                                             -----------

      Total long-term liabilities                              6,133,320
                                                             -----------

Stockholder's Equity:
   Common stock & capital surplus                            150,000,000
   Retained earnings                                           4,481,492
                                                             -----------

      Total stockholder's equity                             154,481,492
                                                             -----------


      Total Liabilities and Stockholder's Equity            $227,890,870
                                                             ===========

                                                            Exhibit A
                                                            Page 3 of 3

                                 MYR GROUP INC.
                        Consolidated Statement of Income
                   For the Twelve Months Ended March 31, 2002
                   ------------------------------------------
                                   (Unaudited)





Operating Revenues                                          $655,886,027
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        606,927,955
   Provision for depreciation and amortization                 7,935,161
   Income taxes                                                   16,438
                                                             -----------
      Total operating expenses                               614,879,554
                                                             -----------

Operating Income                                              41,006,473

Other Income & Deductions:
   Other income/(deductions)                                 (23,363,055)
   Taxes - other income & deductions                          (2,725,942)
                                                             -----------
      Total other income & deductions                        (26,088,997)
                                                             -----------

Income Before Net Interest Charges                            14,917,476

Net interest charges                                             421,279
                                                             -----------

Net Income                                                  $ 14,496,197
                                                             ===========